UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2011

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14998	23-3011077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2011 Atlas Pipeline Partners, L.P. (“APL”) completed the issuance and sale of $150 million of its 8  3/4% Senior Notes due 2018 (the “Notes”). APL issued the Notes pursuant to an indenture dated as of June 27, 2008 by and between APL and U.S. Bank National Association, as trustee, previously filed as an exhibit to APL’s current report on Form 8-K on June 27, 2008. The Notes have the same terms as those of APL’s existing $215.8 million principal amount of 8 3/4% Senior Notes due 2018, and will be treated as a single series of notes and vote as a single class for all matters submitted to a vote of noteholders under the indenture. The Notes will mature on June 15, 2018. The Notes were offered and sold in a private transaction under Rule 144A and Regulation S of the Securities Act of 1933, as amended, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act.

The Notes were sold in accordance with a purchase agreement (the “Purchase Agreement”) dated November 16, 2011 by and among APL, Atlas Pipeline Partners GP, LLC, Atlas Pipeline Operating Partnership, L.P. and the initial purchasers named therein (the “Initial Purchasers”). The Purchase Agreement is attached hereto as Exhibit 10.1.

APL also entered into a registration rights agreement (the “Registration Rights Agreement”) dated as of November 21, 2011 with the Initial Purchasers. The Registration Rights Agreement provides registration rights to purchasers of the Notes in the private placement and is attached hereto as Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement

10.2	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 21, 2011	ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC, its general partner

	By:	/s/ Robert W. Karlovich, III
Chief Financial Officer